Filed pursuant to Rule 433(d)
Registration Statement No. 333-131727

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE3	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$1,095,015,000 (Approximate)
Home Equity Loan Trust Series 2006-HE3

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE3 (Issuing Entity)

June 7, 2006

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED June 7, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-HE3
$1,095,015,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt. Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	585,838,000	Float	2.16	1 - 81	0	ACT/360	June 2036	AAA/Aaa
A-2A	141,956,000	Float	1.00	1 - 22	0	ACT/360	June 2036	AAA/Aaa
A-2B	54,743,000	Float	2.00	22 - 28	0	ACT/360	June 2036	AAA/Aaa
A-2C	49,482,000	Float	3.50	28 - 71	0	ACT/360	June 2036	AAA/Aaa
A-2D	24,704,000	Float	6.65	71 - 81	0	ACT/360	June 2036	AAA/Aaa
M-1	44,855,000	Float	5.01	48 - 81	0	ACT/360	June 2036	AA+/Aa1
M-2	41,491,000	Float	4.82	44 - 81	0	ACT/360	June 2036	AA+/Aa2
M-3	25,231,000	Float	4.73	43 - 81	0	ACT/360	June 2036	AA+/Aa3
M-4	20,745,000	Float	4.68	41 - 81	0	ACT/360	June 2036	AA/A1
M-5	20,745,000	Float	4.65	40 - 81	0	ACT/360	June 2036	AA/A2
M-6	18,503,000	Float	4.62	40 - 81	0	ACT/360	June 2036	AA-/A3
M-7	17,942,000	Float	4.59	39 - 81	0	ACT/360	June 2036	A+/Baa1
M-8	15,699,000	Float	4.58	38 - 81	0	ACT/360	June 2036	A/Baa2
M-9	12,896,000	Float	4.56	38 - 81	0	ACT/360	June 2036	BBB+/Baa3
M-10	9,532,000	Float	4.56	38 - 81	0	ACT/360	June 2036	BBB/Ba1
M-11	10,653,000	Float	4.53	37 - 81	0	ACT/360	June 2036	BBB-/Ba2
Total Certificates	$1,095,015,000

Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months. 23% CPR thereafter)

Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview

Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates” or the “Class M Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”).

Transaction Overview

Certificates (Continued):
The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are also referred to herein collectively as the “Offered Certificates.” The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein as the “Non-offered Certificates”. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 6,295 adjustable-rate and fixed-rate, first and second lien, closed-end mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $1,121,366,222 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 4,693 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $766,804,051 and the Group II Mortgage Loans will represent approximately 1,602 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $354,562,171.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE3. The Issuing Entity is also referred to herein as the trust

Originators:

Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
Encore Credit Corporation	$342,068,751	30.50%
Aegis Mortgage Corporation	214,085,312	19.09
First NLC Financial Services	126,102,558	11.25
Chapel Funding	97,292,422	8.68
Other	341,817,180	30.48
Total	$1,121,366,222	100.00%

Master Servicer and the Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Ocwen Loan Servicing, LLC.

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	June 1, 2006

Expected Pricing Date:	On or about June 8, 2006

Expected Closing Date:	On or about June 27, 2006

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Transaction Overview (Cont.)

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in July 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:
(iv)  Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
(v)  For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5175% for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Transaction Overview (Cont.)
Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so.

Monthly Servicer Advances:	The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any); 3) Overcollateralization (“OC”); and 4) Subordination.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates, and thirteenth to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available on such Distribution Date and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 2.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 4.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Transaction Overview (Cont.)

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date after which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in July 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 47.20%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

	Class	(S / M)	Initial CE %	CE % On/After Step Down Date
	A	AAA/Aaa	23.60%	47.20%
	M-1	AA+/Aa1	19.60%	39.20%
	M-2	AA+/Aa2	15.90%	31.80%
	M-3	AA+/Aa3	13.65%	27.30%
	M-4	AA/A1	11.80%	23.60%
	M-5	AA/A2	9.95%	19.90%
	M-6	AA-/A3	8.30%	16.60%
	M-7	A+/Baa1	6.70%	13.40%
	M-8	A/Baa2	5.30%	10.60%
	M-9	BBB+/Baa3	4.15%	8.30%
	M-10	BBB/Ba1	3.30%	6.60%
	M-11	BBB-/Ba2	2.35%	4.70%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

Transaction Overview (Cont.)

Net WAC Pass-Through Rate:
Class A-1 and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicer, Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date, the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one-month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion at a rate equal to one-month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Transaction Overview (Cont.)

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in July 2006 and ending on the Distribution Date occurring in December 2006, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 Certificates and the Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Mezzanine Certificates and the Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in July 2006 and ending on the Distribution Date occurring in December 2006, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates and the Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates, the Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider as described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $976,852,422. Under the Swap Agreement, commencing on the Distribution Date occurring in January 2007, the trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.39]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Prepayment Period.

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any net swap payment received required to maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 47.20% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

(xv)  Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the Class A certificate principal balance is reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 39.20% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 31.80% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 27.30% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 23.60% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 19.90% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 16.60% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 13.40% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 10.60% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 8.30% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 6.60% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and eleventh to the Class M-11 Certificates until it reaches approximately a 4.70% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Transaction Overview (Cont.)

Class M Principal Distribution Amount (continued):
If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the certificate principal balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the certificate principal balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the Pass-Through Rates on the Certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 33.90% of the Credit Enhancement Percentage of the Class A Certificates.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring in	Percentage
	July 2008 to June 2009	1.50%, plus 1/12th of 1.80 % for each month thereafter
	July 2009 to June 2010	3.30%, plus 1/12th of 1.90 % for each month thereafter
	July 2010 to June 2011	5.20%, plus 1/12th of 1.50 % for each month thereafter
	July 2011 to June 2012	6.70%, plus 1/12th of 0.80 % for each month thereafter
	July 2012 and thereafter	7.50%

Transaction Overview (Cont.)

Payment Priority:

On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.
Commencing on the Distribution Date occurring in January 2007, to the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.
To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

3.	To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.

4.	To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.

5.
From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

6.	From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.

7.	From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.

8.	From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.

9.
From excess interest, if any, commencing on the Distribution Date occurring in January 2007, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

10.	To pay any remaining amount to the Non-offered Certificates in accordance with the pooling and servicing agreement.

Commencing on the Distribution Date occurring in January 2007, any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:

1.	To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.
To pay any unpaid interest on the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date, on a pro-rata basis and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

3.	To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority as described above.

4.	To pay any principal to the Offered Certificates, in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.

5.	To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.

6.	To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

7.	To pay any remaining amount to the Class CE Certificates.

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Group I Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	7/25/2006	766,804,051	8.50
2	8/25/2006	759,196,177	8.50
3	9/25/2006	750,275,132	8.50
4	10/25/2006	740,058,296	8.50
5	11/25/2006	728,570,607	8.50
6	12/25/2006	715,844,496	8.50
7	1/25/2007	-

Group II Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	7/25/2006	354,562,171	8.50
2	8/25/2006	351,062,940	8.50
3	9/25/2006	346,957,445	8.50
4	10/25/2006	342,253,740	8.50
5	11/25/2006	336,962,834	8.50
6	12/25/2006	331,099,568	8.50
7	1/25/2007	-

Swap Schedule

	Distribution Date	Notional Schedule ($)
1	7/25/2006	-
2	8/25/2006	-
3	9/25/2006	-
4	10/25/2006	-
5	11/25/2006	-
6	12/25/2006	-
7	1/25/2007	976,852,422
8	2/25/2007	943,464,539
9	3/25/2007	907,882,520
10	4/25/2007	870,502,667
11	5/25/2007	834,535,911
12	6/25/2007	800,014,209
13	7/25/2007	766,924,850
14	8/25/2007	735,208,232
15	9/25/2007	704,800,120
16	10/25/2007	675,626,254
17	11/25/2007	647,626,866
18	12/25/2007	620,628,722
19	1/25/2008	594,616,923
20	2/25/2008	569,630,127
21	3/25/2008	543,115,146
22	4/25/2008	465,164,471
23	5/25/2008	398,972,370
24	6/25/2008	343,016,741
25	7/25/2008	297,525,154
26	8/25/2008	282,927,427
27	9/25/2008	269,829,567
28	10/25/2008	257,783,026
29	11/25/2008	246,286,922
30	12/25/2008	235,312,778
31	1/25/2009	224,836,537
32	2/25/2009	214,835,219
33	3/25/2009	205,286,982
34	4/25/2009	196,171,775
35	5/25/2009	187,471,165
36	6/25/2009	179,163,693
37	7/25/2009	171,231,278
38	8/25/2009	163,656,667
39	9/25/2009	156,423,457
40	10/25/2009	149,516,120
41	11/25/2009	142,920,046
42	12/25/2009	136,620,542
43	1/25/2010	130,604,041
44	2/25/2010	124,857,608
45	3/25/2010	119,368,908
46	4/25/2010	114,126,183

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.92	4.16	2.16	1.46	1.18
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Sep-08

A-2A	Avg Life	15.28	1.55	1.00	0.83	0.68
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Nov-28	Jun-09	Apr-08	Jan-08	Sep-07

A-2B	Avg Life	24.22	3.88	2.00	1.76	1.48
	First Payment Date	Nov-28	Jun-09	Apr-08	Jan-08	Sep-07
	Last Payment Date	Oct-32	Oct-11	Oct-08	May-08	Mar-08

A-2C	Avg Life	28.10	7.83	3.50	2.14	1.83
	First Payment Date	Oct-32	Oct-11	Oct-08	May-08	Mar-08
	Last Payment Date	Feb-36	Nov-17	May-12	Jan-09	Jun-08

A-2D	Avg Life	29.74	12.65	6.65	3.15	2.09
	First Payment Date	Feb-36	Nov-17	May-12	Jan-09	Jun-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Sep-08

M-1	Avg Life	28.01	8.42	5.01	5.08	3.68
	First Payment Date	Feb-31	Jun-10	Jun-10	Jul-11	Sep-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-2	Avg Life	28.01	8.42	4.82	4.94	3.72
	First Payment Date	Feb-31	Jun-10	Feb-10	Jan-11	Jan-10
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-3	Avg Life	28.01	8.42	4.73	4.52	3.45
	First Payment Date	Feb-31	Jun-10	Jan-10	Aug-10	Sep-09
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	28.01	8.42	4.68	4.30	3.26
	First Payment Date	Feb-31	Jun-10	Nov-09	May-10	Jun-09
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-5	Avg Life	28.01	8.42	4.65	4.15	3.13
	First Payment Date	Feb-31	Jun-10	Oct-09	Mar-10	Apr-09
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-6	Avg Life	28.01	8.42	4.62	4.04	3.03
	First Payment Date	Feb-31	Jun-10	Oct-09	Jan-10	Mar-09
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-7	Avg Life	28.01	8.42	4.59	3.96	2.96
	First Payment Date	Feb-31	Jun-10	Sep-09	Nov-09	Jan-09
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-8	Avg Life	28.01	8.42	4.58	3.89	2.90
	First Payment Date	Feb-31	Jun-10	Aug-09	Oct-09	Dec-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-9	Avg Life	28.01	8.42	4.56	3.84	2.86
	First Payment Date	Feb-31	Jun-10	Aug-09	Sep-09	Dec-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-10	Avg Life	28.01	8.42	4.56	3.81	2.83
	First Payment Date	Feb-31	Jun-10	Aug-09	Sep-09	Nov-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-11	Avg Life	28.01	8.41	4.53	3.77	2.81
	First Payment Date	Feb-31	Jun-10	Jul-09	Aug-09	Nov-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.92	4.47	2.35	1.52	1.18
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Mar-36	May-32	Nov-21	Jul-18	Sep-08

A-2A	Avg Life	15.28	1.55	1.00	0.83	0.68
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Nov-28	Jun-09	Apr-08	Jan-08	Sep-07

A-2B	Avg Life	24.22	3.88	2.00	1.76	1.48
	First Payment Date	Nov-28	Jun-09	Apr-08	Jan-08	Sep-07
	Last Payment Date	Oct-32	Oct-11	Oct-08	May-08	Mar-08

A-2C	Avg Life	28.10	7.83	3.50	2.14	1.83
	First Payment Date	Oct-32	Oct-11	Oct-08	May-08	Mar-08
	Last Payment Date	Feb-36	Nov-17	May-12	Jan-09	Jun-08

A-2D	Avg Life	29.74	15.94	8.75	3.99	2.09
	First Payment Date	Feb-36	Nov-17	May-12	Jan-09	Jun-08
	Last Payment Date	Mar-36	Apr-32	Sep-21	Aug-18	Sep-08

M-1	Avg Life	28.01	9.26	5.53	7.00	5.85
	First Payment Date	Feb-31	Jun-10	Jun-10	Jan-12	Sep-08
	Last Payment Date	Mar-36	Sep-29	Nov-19	Oct-16	June-15

M-2	Avg Life	28.01	9.24	5.33	5.42	4.21
	First Payment Date	Feb-31	Jun-10	Feb-10	Jan-11	Jan-10
	Last Payment Date	Mar-36	Dec-28	Apr-19	May-16	Sep-13

M-3	Avg Life	28.01	9.22	5.22	4.90	3.73
	First Payment Date	Feb-31	Jun-10	Jan-10	Aug-10	Sep-09
	Last Payment Date	Mar-36	Jan-28	Sep-18	Nov-15	May-13

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	28.01	9.20	5.16	4.67	3.52
	First Payment Date	Feb-31	Jun-10	Nov-09	May-10	Jun-09
	Last Payment Date	Mar-36	May-27	Mar-18	Jun-15	Feb-13

M-5	Avg Life	28.01	9.16	5.10	4.51	3.38
	First Payment Date	Feb-31	Jun-10	Oct-09	Mar-10	Apr-09
	Last Payment Date	Mar-36	Sep-26	Oct-17	Feb-15	Nov-12

M-6	Avg Life	28.01	9.12	5.05	4.38	3.27
	First Payment Date	Feb-31	Jun-10	Oct-09	Jan-10	Mar-09
	Last Payment Date	Mar-36	Dec-25	Apr-17	Oct-14	Jul-12

M-7	Avg Life	28.01	9.07	4.99	4.27	3.18
	First Payment Date	Feb-31	Jun-10	Sep-09	Nov-09	Jan-09
	Last Payment Date	Mar-36	Feb-25	Oct-16	Apr-14	Mar-12

M-8	Avg Life	28.01	8.98	4.92	4.16	3.09
	First Payment Date	Feb-31	Jun-10	Aug-09	Oct-09	Dec-08
	Last Payment Date	Mar-36	Jan-24	Feb-16	Oct-13	Nov-11

M-9	Avg Life	28.01	8.87	4.84	4.06	3.01
	First Payment Date	Feb-31	Jun-10	Aug-09	Sep-09	Dec-08
	Last Payment Date	Mar-36	Dec-22	Jun-15	Apr-13	Jun-11

M-10	Avg Life	28.01	8.74	4.75	3.96	2.93
	First Payment Date	Feb-31	Jun-10	Aug-09	Sep-09	Nov-08
	Last Payment Date	Mar-36	Sep-21	Sep-14	Sep-12	Jan-11

M-11	Avg Life	28.01	8.53	4.60	3.82	2.84
	First Payment Date	Feb-31	Jun-10	Jul-09	Aug-09	Nov-08
	Last Payment Date	Mar-36	Oct-20	Jan-14	Mar-12	Aug-10

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	7/25/2006	19.984	46	4/25/2010	17.489
2	8/25/2006	19.162	47	5/25/2010	12.369
3	9/25/2006	19.162	48	6/25/2010	11.966
4	10/25/2006	19.418	49	7/25/2010	12.358
5	11/25/2006	19.163	50	8/25/2010	11.954
6	12/25/2006	19.418	51	9/25/2010	11.966
7	1/25/2007	21.730	52	10/25/2010	12.445
8	2/25/2007	21.547	53	11/25/2010	12.042
9	3/25/2007	21.649	54	12/25/2010	12.438
10	4/25/2007	21.124	55	1/25/2011	12.030
11	5/25/2007	21.006	56	2/25/2011	12.024
12	6/25/2007	20.691	57	3/25/2011	13.305
13	7/25/2007	20.585	58	4/25/2011	12.024
14	8/25/2007	20.273	59	5/25/2011	12.421
15	9/25/2007	20.073	60	6/25/2011	12.016
16	10/25/2007	19.984	61	7/25/2011	12.410
17	11/25/2007	19.675	62	8/25/2011	12.003
18	12/25/2007	19.598	63	9/25/2011	11.996
19	1/25/2008	19.289	64	10/25/2011	12.389
20	2/25/2008	19.149	65	11/25/2011	11.984
21	3/25/2008	19.262	66	12/25/2011	12.377
22	4/25/2008	19.617	67	1/25/2012	11.971
23	5/25/2008	18.981	68	2/25/2012	11.964
24	6/25/2008	18.034	69	3/25/2012	12.782
25	7/25/2008	17.591	70	4/25/2012	11.950
26	8/25/2008	17.228	71	5/25/2012	12.343
27	9/25/2008	17.113	72	6/25/2012	11.938
28	10/25/2008	17.848	73	7/25/2012	12.329
29	11/25/2008	17.483	74	8/25/2012	11.924
30	12/25/2008	17.618	75	9/25/2012	11.917
31	1/25/2009	17.241	76	10/25/2012	12.308
32	2/25/2009	17.139	77	11/25/2012	11.904
33	3/25/2009	17.938	78	12/25/2012	12.294
34	4/25/2009	17.802	79	1/25/2013	11.891
35	5/25/2009	18.002	80	2/25/2013	11.883
36	6/25/2009	17.611	81	3/25/2013	13.149
37	7/25/2009	17.790
38	8/25/2009	17.405
39	9/25/2009	17.342
40	10/25/2009	18.246
41	11/25/2009	17.834				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	12/25/2009	18.066				*1 Month LIBOR: 20%
43	1/25/2010	17.636				*6 Month Libor: 20%
44	2/25/2010	17.540				*Includes Net Swap Payments received from the Swap Provider
45	3/25/2010	18.518				*Includes Cap proceeds

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	7/25/2006	19.879	46	4/25/2010	17.433
2	8/25/2006	19.068	47	5/25/2010	12.313
3	9/25/2006	19.068	48	6/25/2010	11.910
4	10/25/2006	19.320	49	7/25/2010	12.301
5	11/25/2006	19.068	50	8/25/2010	11.898
6	12/25/2006	19.320	51	9/25/2010	11.894
7	1/25/2007	21.635	52	10/25/2010	12.386
8	2/25/2007	21.452	53	11/25/2010	11.984
9	3/25/2007	21.544	54	12/25/2010	12.377
10	4/25/2007	21.030	55	1/25/2011	11.972
11	5/25/2007	20.908	56	2/25/2011	11.966
12	6/25/2007	20.597	57	3/25/2011	13.252
13	7/25/2007	20.488	58	4/25/2011	11.970
14	8/25/2007	20.179	59	5/25/2011	12.366
15	9/25/2007	19.976	60	6/25/2011	11.961
16	10/25/2007	19.884	61	7/25/2011	12.353
17	11/25/2007	19.577	62	8/25/2011	11.948
18	12/25/2007	19.496	63	9/25/2011	11.945
19	1/25/2008	19.198	64	10/25/2011	12.337
20	2/25/2008	19.012	65	11/25/2011	11.934
21	3/25/2008	19.048	66	12/25/2011	12.325
22	4/25/2008	19.521	67	1/25/2012	11.921
23	5/25/2008	18.897	68	2/25/2012	11.914
24	6/25/2008	17.945	69	3/25/2012	12.732
25	7/25/2008	17.507	70	4/25/2012	11.905
26	8/25/2008	17.129	71	5/25/2012	12.296
27	9/25/2008	16.988	72	6/25/2012	11.893
28	10/25/2008	17.753	73	7/25/2012	12.283
29	11/25/2008	17.395	74	8/25/2012	11.880
30	12/25/2008	17.524	75	9/25/2012	11.876
31	1/25/2009	17.154	76	10/25/2012	12.266
32	2/25/2009	17.034	77	11/25/2012	11.864
33	3/25/2009	17.736	78	12/25/2012	12.253
34	4/25/2009	17.732	79	1/25/2013	11.851
35	5/25/2009	17.931	80	2/25/2013	11.844
36	6/25/2009	17.535	81	3/25/2013	13.106
37	7/25/2009	17.714
38	8/25/2009	17.314
39	9/25/2009	17.208
40	10/25/2009	18.158
41	11/25/2009	17.751				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	12/25/2009	17.974				*1 Month LIBOR: 20%
43	1/25/2010	17.547				*6 Month Libor: 20%
44	2/25/2010	17.445				*Includes Net Swap Payments received from the Swap Provider
45	3/25/2010	18.391				*Includes Cap proceeds

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	7/25/2006	19.950	46	4/25/2010	17.471
2	8/25/2006	19.133	47	5/25/2010	12.352
3	9/25/2006	19.133	48	6/25/2010	11.948
4	10/25/2006	19.387	49	7/25/2010	12.340
5	11/25/2006	19.133	50	8/25/2010	11.936
6	12/25/2006	19.387	51	9/25/2010	11.943
7	1/25/2007	21.700	52	10/25/2010	12.426
8	2/25/2007	21.517	53	11/25/2010	12.024
9	3/25/2007	21.616	54	12/25/2010	12.419
10	4/25/2007	21.094	55	1/25/2011	12.012
11	5/25/2007	20.975	56	2/25/2011	12.005
12	6/25/2007	20.662	57	3/25/2011	13.288
13	7/25/2007	20.554	58	4/25/2011	12.007
14	8/25/2007	20.243	59	5/25/2011	12.403
15	9/25/2007	20.042	60	6/25/2011	11.999
16	10/25/2007	19.952	61	7/25/2011	12.392
17	11/25/2007	19.644	62	8/25/2011	11.985
18	12/25/2007	19.565	63	9/25/2011	11.980
19	1/25/2008	19.260	64	10/25/2011	12.373
20	2/25/2008	19.106	65	11/25/2011	11.968
21	3/25/2008	19.194	66	12/25/2011	12.360
22	4/25/2008	19.587	67	1/25/2012	11.955
23	5/25/2008	18.955	68	2/25/2012	11.948
24	6/25/2008	18.006	69	3/25/2012	12.766
25	7/25/2008	17.564	70	4/25/2012	11.936
26	8/25/2008	17.197	71	5/25/2012	12.328
27	9/25/2008	17.073	72	6/25/2012	11.924
28	10/25/2008	17.818	73	7/25/2012	12.314
29	11/25/2008	17.455	74	8/25/2012	11.910
30	12/25/2008	17.588	75	9/25/2012	11.904
31	1/25/2009	17.213	76	10/25/2012	12.294
32	2/25/2009	17.106	77	11/25/2012	11.892
33	3/25/2009	17.874	78	12/25/2012	12.281
34	4/25/2009	17.780	79	1/25/2013	11.878
35	5/25/2009	17.979	80	2/25/2013	11.871
36	6/25/2009	17.587	81	3/25/2013	13.135
37	7/25/2009	17.766
38	8/25/2009	17.376
39	9/25/2009	17.299
40	10/25/2009	18.218
41	11/25/2009	17.808				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	12/25/2009	18.037				*1 Month LIBOR: 20%
43	1/25/2010	17.608				*6 Month Libor: 20%
44	2/25/2010	17.510				*Includes Net Swap Payments received from the Swap Provider
45	3/25/2010	18.478				*Includes Cap proceeds

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	298	5.1300	5.3175	298	45	534	5.3414	5.4268	529
2	246	5.2184	5.3483	237	46	501	5.3443	5.4386	498
3	246	5.2882	5.3597	230	47	522	5.3455	5.4495	511
4	263	5.2606	5.3569	251	48	505	5.3475	5.4621	492
5	246	5.3337	5.3569	226	49	522	5.4035	5.4732	505
6	263	5.3252	5.3419	244	50	504	5.4079	5.4764	486
7	237	5.3084	5.3277	237	51	504	5.4101	5.4791	486
8	238	5.2865	5.3122	237	52	522	5.4122	5.4801	507
9	243	5.2755	5.3000	242	53	504	5.4156	5.4827	488
10	238	5.2600	5.2902	237	54	521	5.4173	5.4849	506
11	240	5.2414	5.2795	239	55	503	5.4199	5.4868	487
12	238	5.2403	5.2726	237	56	503	5.4221	5.4963	486
13	241	5.2226	5.2636	240	57	556	5.4228	5.5072	542
14	238	5.2155	5.2569	237	58	503	5.4258	5.5176	488
15	239	5.2093	5.2505	238	59	520	5.4280	5.5273	506
16	242	5.2029	5.2432	241	60	502	5.4322	5.5384	487
17	239	5.1958	5.2364	238	61	520	5.4777	5.5476	501
18	243	5.1893	5.2297	242	62	502	5.4810	5.5511	482
19	240	5.1831	5.2239	239	63	501	5.4830	5.5522	481
20	244	5.1764	5.2317	243	64	519	5.4846	5.5531	502
21	259	5.1692	5.2432	258	65	501	5.4870	5.5561	483
22	417	5.1634	5.2569	416	66	518	5.4884	5.5563	501
23	427	5.1564	5.2694	426	67	500	5.4914	5.5581	482
24	423	5.1507	5.2843	422	68	500	5.4922	5.5667	481
25	431	5.2416	5.3009	426	69	535	5.4927	5.5749	518
26	423	5.2423	5.3014	418	70	499	5.4957	5.5843	482
27	425	5.2430	5.3021	419	71	516	5.4956	5.5930	501
28	472	5.2424	5.3005	466	72	498	5.4969	5.6014	481
29	464	5.2428	5.3003	458	73	516	5.5414	5.6096	495
30	474	5.2427	5.2996	467	74	498	5.5426	5.6113	476
31	464	5.2425	5.2995	458	75	497	5.5439	5.6123	476
32	465	5.2430	5.3123	458	76	515	5.5456	5.6119	496
33	497	5.2408	5.3287	492	77	497	5.5463	5.6132	477
34	493	5.2415	5.3437	489	78	514	5.5467	5.6133	495
35	504	5.2406	5.3576	500	79	496	5.5480	5.6143	476
36	495	5.2407	5.3747	491	80	496	5.5487	5.6223	476
37	504	5.3228	5.3904	497	81	550	5.5480	5.6297	533
38	484	5.3260	5.3933	475
39	489	5.3293	5.3963	480
40	510	5.3312	5.3970	505
41	501	5.3348	5.3995	495
42	512	5.3361	5.4017	506
43	501	5.3385	5.4035	494
44	501	5.3411	5.4142	494

*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Prepayment Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing

The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	34.34	23.33
M-2	27.22	20.33
M-3	23.47	18.51
M-4	20.66	17.01
M-5	18.07	15.50
M-6	15.89	14.14
M-7	13.85	12.77
M-8	12.15	11.55
M-9	10.76	10.49
M-10	9.77	9.71
M-11	8.93	9.02

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	6,295	Index Type:
Aggregate Principal Balance:	$1,121,366,222	6 Month LIBOR:	82.67%
Conforming Principal Balance Loans:	$933,094,782	1 Year Treasury:	0.02%
Average Principal Balance:	$178,136	Fixed Rate:	17.31%
Range:	$9,631 - $1,200,000	W.A. Initial Periodic Cap:	2.679%
W.A. Coupon:	8.405%	W.A. Subsequent Periodic Cap:	1.092%
Range:	5.500% - 14.000%	W.A. Lifetime Rate Cap:	6.016%
W.A. Gross Margin:	6.305%	Property Type:
Range:	1.250% - 10.310%	Single Family:	75.03%
W.A. Remaining Term:	350 months	PUD:	11.44%
Range:	108 months - 359 months	2-4 Family:	7.05%
W.A. Seasoning:	3 months	Condo:	6.01%
Latest Maturity Date:	May 1, 2036	Townhouse:	0.43%
		Modular:	0.05%
State Concentration (Top 5):		Occupancy Status:
California:	37.84%	Primary:	93.62%
Florida:	13.00%	Investment:	5.63%
Illinois:	4.75%	Second Home:	0.75%
Arizona:	3.92%	Documentation Status:
New York:	3.58%	Full:	47.52%
W.A. Original Combined LTV:	79.94%	Stated:	49.77%
Range:	10.10% - 100.00%	Limited:	2.42%
First Liens:	94.35%	None:	0.29%
Second Liens:	5.65%	Non-Zero W.A. Prepayment Penalty - Term:	26 months
Non-Balloon Loans:	79.25%	Loans with Prepay Penalties:	79.24%
Non-Zero W.A. FICO Score:	621	Interest Only Loans	27.52%
		Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Encore Credit Corporation	1,524	342,068,751	30.50	8.158	610	77.70
Aegis Mortgage Corporation	1,562	214,085,312	19.09	8.727	615	79.93
First NLC Financial Services	521	126,102,558	11.25	8.217	650	81.11
Chapel Funding	507	97,292,422	8.68	8.632	625	80.09
Other	2,181	341,817,180	30.48	8.454	622	81.69
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	873	27,959,487	2.49	11.359	627	95.26
50,000.01 - 100,000.00	1,246	94,114,736	8.39	9.624	618	83.40
100,000.01 - 150,000.00	1,127	140,619,998	12.54	8.776	608	79.62
150,000.01 - 200,000.00	898	156,957,836	14.00	8.362	607	77.64
200,000.01 - 250,000.00	645	144,126,744	12.85	8.207	616	78.80
250,000.01 - 300,000.00	472	129,079,319	11.51	8.123	621	78.36
300,000.01 - 350,000.00	336	108,861,360	9.71	8.094	622	79.81
350,000.01 - 400,000.00	238	89,442,955	7.98	8.073	628	79.87
400,000.01 - 450,000.00	165	70,424,922	6.28	7.718	640	80.04
450,000.01 - 500,000.00	129	61,369,500	5.47	7.944	639	80.35
500,000.01 - 550,000.00	73	38,336,175	3.42	8.011	644	82.06
550,000.01 - 600,000.00	44	25,357,625	2.26	7.954	628	80.48
600,000.01 - 650,000.00	28	17,656,266	1.57	8.026	630	77.84
650,000.01 - 700,000.00	5	3,409,378	0.30	8.941	634	80.58
700,000.01 - 750,000.00	5	3,619,005	0.32	7.879	626	76.99
750,000.01 - 800,000.00	3	2,376,049	0.21	7.713	637	83.19
800,000.01 - 850,000.00	2	1,634,718	0.15	8.054	595	71.95
850,000.01 - 900,000.00	2	1,800,000	0.16	7.263	643	82.50
950,000.01 - 1,000,000.00	2	1,998,511	0.18	8.276	600	64.78
1,000,000.01 >=	2	2,221,637	0.20	8.331	619	72.80
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	875	28,054,804	2.50	11.352	627	95.01
50,000.01 - 100,000.00	1,246	94,219,312	8.40	9.625	618	83.44
100,000.01 - 150,000.00	1,127	140,719,885	12.55	8.774	608	79.60
150,000.01 - 200,000.00	897	156,857,945	13.99	8.363	607	77.66
200,000.01 - 250,000.00	644	143,926,855	12.83	8.206	616	78.81
250,000.01 - 300,000.00	473	129,379,088	11.54	8.117	621	78.38
300,000.01 - 350,000.00	335	108,561,591	9.68	8.101	622	79.80
350,000.01 - 400,000.00	238	89,442,955	7.98	8.073	628	79.87
400,000.01 - 450,000.00	165	70,424,922	6.28	7.718	640	80.04
450,000.01 - 500,000.00	129	61,369,500	5.47	7.944	639	80.35
500,000.01 - 550,000.00	74	38,884,561	3.47	7.993	644	82.03
550,000.01 - 600,000.00	43	24,809,238	2.21	7.980	628	80.50
600,000.01 - 650,000.00	28	17,656,266	1.57	8.026	630	77.84
650,000.01 - 700,000.00	5	3,409,378	0.30	8.941	634	80.58
700,000.01 - 750,000.00	5	3,619,005	0.32	7.879	626	76.99
750,000.01 - 800,000.00	3	2,376,049	0.21	7.713	637	83.19
800,000.01 - 850,000.00	2	1,634,718	0.15	8.054	595	71.95
850,000.01 - 900,000.00	2	1,800,000	0.16	7.263	643	82.50
950,000.01 - 1,000,000.00	2	1,998,511	0.18	8.276	600	64.78
1,000,000.01 >=	2	2,221,637	0.20	8.331	619	72.80
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	6	315,818	0.03	8.704	650	60.03
121 - 180	640	39,057,205	3.48	11.060	647	95.59
181 - 240	149	7,597,122	0.68	10.837	637	92.25
241 - 300	2	382,478	0.03	10.579	597	80.00
301 - 360	5,498	1,074,013,599	95.78	8.290	619	79.29
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	6	315,818	0.03	8.704	650	60.03
Fixed - 15 Year	53	5,128,175	0.46	8.324	634	74.44
Fixed - 20 Year	149	7,597,122	0.68	10.837	637	92.25
Fixed - 25 Year	1	293,729	0.03	9.999	621	80.00
Fixed - 30 Year	1,219	129,553,087	11.55	8.818	622	79.30
Fixed - 30 Year IO	41	10,610,069	0.95	7.433	647	75.48
Balloon - 15/30	586	33,739,226	3.01	11.484	649	98.80
Balloon - 15/30 IO	1	189,805	0.02	9.650	616	95.00
Balloon - 30/40	29	6,630,556	0.59	8.079	614	79.64
ARM - 6 Month	9	1,850,578	0.17	7.392	627	83.50
ARM - 1 Year/6 Month	2	232,916	0.02	8.293	586	62.18
ARM - 2 Year/6 Month	1,984	350,392,629	31.25	8.599	599	79.11
ARM - 2 Year/6 Month IO	881	246,958,400	22.02	7.855	651	79.65
ARM - 2 Year/6 Month 30/40 Balloon	646	182,475,358	16.27	8.085	609	79.56
ARM - 2 Year/6 Month 40/10*	51	11,388,254	1.02	8.134	639	80.23
ARM - 3 Year/6 Month	399	71,529,705	6.38	8.522	598	77.55
ARM - 3 Year/6 Month IO	177	48,799,724	4.35	7.677	654	81.07
ARM - 3 Year/6 Month 30/40 Balloon	37	8,275,548	0.74	8.087	615	80.63
ARM - 3 Year/6 Month 40/10*	6	1,072,105	0.10	8.156	630	80.75
ARM - 5 Year/6 Month	4	580,797	0.05	8.235	591	73.77
ARM - 5 Year/6 Month IO	7	2,004,954	0.18	7.342	661	72.90
ARM - 5 Year/6 Month 30/40 Balloon	5	1,324,292	0.12	7.521	701	71.78
ARM - 3 Year/1 Year	2	423,378	0.04	9.357	553	58.46
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

DESCRIPTION OF THE TOTAL COLLATERAL

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	5,188	812,803,271	72.48	8.630	609	80.03
24	6	1,970,000	0.18	7.333	647	82.24
60	1,097	305,517,287	27.25	7.814	652	79.70
84	2	482,664	0.04	7.623	650	76.61
120	1	308,000	0.03	8.750	658	80.00
180	1	285,000	0.03	6.625	588	63.47
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	35	9,785,032	0.87	5.844	649	72.35
6.000 - 6.499	96	25,489,860	2.27	6.281	652	72.87
6.500 - 6.999	358	89,938,948	8.02	6.787	644	75.60
7.000 - 7.499	526	129,871,485	11.58	7.270	640	77.49
7.500 - 7.999	1,019	243,237,610	21.69	7.758	635	78.17
8.000 - 8.499	740	162,039,796	14.45	8.251	623	79.32
8.500 - 8.999	917	177,075,600	15.79	8.742	605	80.60
9.000 - 9.499	551	96,126,856	8.57	9.224	595	81.02
9.500 - 9.999	515	77,191,284	6.88	9.756	580	81.72
10.000 - 10.499	236	27,838,727	2.48	10.229	583	83.13
10.500 - 10.999	327	27,954,224	2.49	10.750	598	87.39
11.000 - 11.499	206	12,930,647	1.15	11.207	633	93.13
11.500 - 11.999	245	16,430,222	1.47	11.740	621	91.72
12.000 - 12.499	267	16,477,717	1.47	12.319	632	98.76
12.500 - 12.999	190	6,830,610	0.61	12.644	623	97.32
13.000 - 13.499	28	1,141,980	0.10	13.187	611	99.88
13.500 - 13.999	38	967,032	0.09	13.618	601	99.12
14.000 - 14.499	1	38,593	0.00	14.000	588	100.00
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	178	24,558,020	2.19	8.180	589	40.91
50.01 - 55.00	94	17,154,600	1.53	7.965	596	52.58
55.01 - 60.00	136	27,448,326	2.45	8.043	589	58.10
60.01 - 65.00	199	38,669,776	3.45	7.905	588	63.52
65.01 - 70.00	286	62,900,171	5.61	8.259	588	68.61
70.01 - 75.00	360	76,544,577	6.83	8.135	596	74.07
75.01 - 80.00	2,351	511,275,579	45.59	8.025	634	79.78
80.01 - 85.00	507	109,239,974	9.74	8.494	605	84.55
85.01 - 90.00	689	143,464,803	12.79	8.642	618	89.71
90.01 - 95.00	252	39,354,955	3.51	9.107	629	94.78
95.01 - 100.00	1,243	70,755,441	6.31	11.155	647	99.89
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	320	54,321,194	4.84	9.345	512	71.36
525 - 549	439	78,441,705	7.00	8.943	537	73.51
550 - 574	553	100,996,610	9.01	8.733	563	77.40
575 - 599	956	160,520,711	14.31	8.555	588	80.17
600 - 624	1,167	197,074,529	17.57	8.298	612	81.15
625 - 649	1,198	209,626,149	18.69	8.303	637	81.61
650 - 674	768	142,711,482	12.73	8.161	662	81.91
675 - 699	444	86,386,866	7.70	8.100	685	81.93
700 - 724	212	39,074,599	3.48	7.896	710	82.44
725 - 749	121	26,408,584	2.36	7.858	738	80.72
750 - 774	91	20,643,589	1.84	7.847	760	81.08
775 - 799	21	4,318,462	0.39	8.201	785	82.89
800 - 824	5	841,743	0.08	7.785	805	66.22
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	1,463	424,373,696	37.84	8.045	629	78.24
Florida	923	145,721,916	13.00	8.560	619	79.70
Illinois	299	53,251,735	4.75	8.673	624	82.67
Arizona	246	43,925,804	3.92	8.422	613	79.99
New York	176	40,190,102	3.58	8.546	638	80.55
Virginia	223	36,201,199	3.23	8.376	608	79.69
Texas	413	35,853,695	3.20	8.766	620	83.40
Nevada	161	30,721,570	2.74	8.463	628	81.59
Maryland	137	29,272,816	2.61	8.419	605	77.63
Washington	151	28,281,412	2.52	8.403	614	82.41
New Jersey	112	26,517,929	2.36	8.431	610	77.86
Michigan	243	24,698,528	2.20	9.074	615	83.14
Missouri	199	17,706,458	1.58	8.814	601	84.06
Colorado	143	17,666,598	1.58	8.528	617	83.60
Massachusetts	73	16,061,567	1.43	8.744	610	79.52
Ohio	194	15,308,933	1.37	9.125	610	84.36
Minnesota	76	12,084,975	1.08	8.774	602	81.33
Oregon	66	11,528,640	1.03	8.465	604	80.80
Connecticut	61	10,757,722	0.96	8.637	597	76.14
Georgia	89	10,634,151	0.95	8.831	622	85.05
Utah	72	8,749,061	0.78	8.760	622	83.61
Pennsylvania	68	8,388,654	0.75	9.025	592	78.56
New Hampshire	42	6,651,889	0.59	8.347	616	77.33
Indiana	65	5,333,361	0.48	8.825	607	85.32
North Carolina	62	5,027,076	0.45	9.527	605	84.86
Tennessee	58	4,915,377	0.44	8.710	598	85.18
Rhode Island	23	4,780,337	0.43	8.248	603	73.64
Louisiana	49	4,058,846	0.36	8.707	619	84.62
*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Oklahoma	40	3,795,972	0.34	8.785	607	84.51
Maine	36	3,659,535	0.33	8.564	605	75.72
Wisconsin	32	3,378,935	0.30	9.262	591	84.38
South Carolina	33	3,234,838	0.29	9.309	610	81.94
New Mexico	20	3,169,563	0.28	8.999	645	85.70
Alabama	36	2,877,330	0.26	8.880	629	86.77
District of Columbia	14	2,827,092	0.25	8.364	568	70.61
Iowa	33	2,713,464	0.24	9.077	603	83.67
Idaho	17	2,443,626	0.22	8.758	608	80.13
Nebraska	27	1,842,633	0.16	9.612	612	84.05
Mississippi	25	1,780,834	0.16	8.348	610	82.65
Vermont	16	1,744,928	0.16	8.772	637	74.95
Arkansas	14	1,669,187	0.15	9.103	656	84.29
Delaware	12	1,641,008	0.15	8.663	574	80.90
West Virginia	9	1,604,052	0.14	9.348	589	81.55
Kentucky	23	1,576,750	0.14	9.264	604	84.96
Kansas	14	1,517,408	0.14	9.241	598	86.14
Wyoming	3	470,309	0.04	8.364	650	84.11
Hawaii	1	399,346	0.04	9.050	541	69.57
Alaska	1	203,270	0.02	7.750	567	86.81
South Dakota	2	152,098	0.01	8.341	619	84.01
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	5,874	1,049,842,437	93.62	8.369	619	79.87
Investment	377	63,124,439	5.63	8.977	644	80.85
Second Home	44	8,399,346	0.75	8.581	650	81.14
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	2,806	558,144,077	49.77	8.629	637	80.50
Full Documentation	3,305	532,885,109	47.52	8.166	603	79.21
Limited Documentation	162	27,102,042	2.42	8.423	619	82.97
No Documentation	22	3,234,994	0.29	8.766	654	76.71
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

Loan Purpose
			% of Aggregate		W.A.	W.A.
Number of		Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	3,060	634,081,258	56.55	8.269	603	77.22
Purchase	2,904	444,302,102	39.62	8.572	647	83.61
Refinance - Rate Term	331	42,982,863	3.83	8.672	604	82.01
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	4,846	841,309,194	75.03	8.351	618	79.75
PUD	664	128,269,811	11.44	8.496	618	80.12
2-4 Family	339	79,107,252	7.05	8.598	638	80.21
Condo	403	67,340,274	6.01	8.667	633	81.42
Townhouse	40	4,780,336	0.43	8.495	635	82.79
Modular	3	559,356	0.05	8.198	591	79.91
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August-06	5	444,092	0.05	9.015	601	80.00
October-06	5	1,495,235	0.16	7.214	628	84.33
February-07	1	84,457	0.01	8.500	573	22.08
March-07	1	148,459	0.02	8.175	593	85.00
June-07	1	184,450	0.02	8.500	620	85.00
July-07	1	160,853	0.02	8.375	596	87.57
August-07	6	706,494	0.08	7.558	617	86.37
September-07	7	709,458	0.08	7.639	640	81.62
October-07	11	1,631,172	0.18	7.806	595	79.95
November-07	70	12,984,038	1.40	7.929	603	82.35
December-07	222	38,059,935	4.10	7.934	621	80.82
January-08	203	46,083,121	4.97	8.062	622	78.86
February-08	406	92,666,946	9.99	8.350	604	77.66
March-08	1,626	359,029,962	38.72	8.343	609	78.78
April-08	642	158,071,623	17.05	8.149	640	80.84
May-08	366	80,837,841	8.72	8.160	634	80.41
August-08	3	231,422	0.02	8.353	687	83.40
September-08	3	354,884	0.04	8.775	599	90.01
October-08	8	1,547,880	0.17	8.008	612	84.61
November-08	15	1,991,327	0.21	7.638	634	84.77
December-08	29	5,785,501	0.62	7.916	618	82.29
January-09	39	7,443,356	0.80	7.671	617	80.71
February-09	37	8,467,978	0.91	8.140	629	80.15
March-09	283	59,839,421	6.45	8.218	612	77.74
April-09	172	37,742,863	4.07	8.298	629	79.33
May-09	32	6,695,828	0.72	8.131	636	79.07
December-10	1	108,700	0.01	8.500	618	80.00
January-11	1	704,000	0.08	7.250	664	80.00
February-11	1	226,467	0.02	6.472	682	60.61
March-11	6	1,000,981	0.11	7.750	633	70.57
April-11	3	1,123,474	0.12	7.356	662	70.93
May-11	4	746,420	0.08	7.968	712	73.67
Total:	4,210	927,308,637	100.00	8.228	619	79.32
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000 - 1.499	1	274,417	0.03	9.990	566	85.00
3.000 - 3.499	6	1,657,786	0.18	7.942	642	81.64
3.500 - 3.999	2	296,344	0.03	9.699	514	77.70
4.000 - 4.499	10	2,109,734	0.23	7.331	627	84.52
4.500 - 4.999	47	11,364,031	1.23	7.067	633	78.83
5.000 - 5.499	792	205,288,822	22.14	7.942	627	80.25
5.500 - 5.999	953	216,558,657	23.35	8.156	604	77.50
6.000 - 6.499	512	111,924,609	12.07	8.039	625	79.53
6.500 - 6.999	559	125,093,195	13.49	8.130	632	78.25
7.000 - 7.499	610	121,719,076	13.13	8.321	622	80.28
7.500 - 7.999	430	83,250,516	8.98	8.826	617	80.23
8.000 - 8.499	204	35,695,330	3.85	9.327	595	81.14
8.500 - 8.999	54	8,656,575	0.93	9.739	589	83.04
9.000 - 9.499	11	1,514,540	0.16	10.312	589	85.47
9.500 - 9.999	12	1,214,512	0.13	11.013	614	87.49
10.000 - 10.499	7	690,493	0.07	11.449	595	79.02
Total:	4,210	927,308,637	100.00	8.228	619	79.32
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.500 - 10.999	17	5,414,476	0.58	5.859	620	72.78
11.000 - 11.499	25	7,952,429	0.86	6.271	638	74.34
11.500 - 11.999	91	26,506,570	2.86	6.705	626	76.39
12.000 - 12.499	130	33,957,793	3.66	7.099	627	76.39
12.500 - 12.999	340	87,997,318	9.49	7.463	629	76.72
13.000 - 13.499	339	81,439,652	8.78	7.746	625	79.04
13.500 - 13.999	624	142,517,261	15.37	7.993	623	78.67
14.000 - 14.499	578	134,022,890	14.45	8.121	626	79.17
14.500 - 14.999	777	172,946,930	18.65	8.385	624	80.02
15.000 - 15.499	475	92,823,679	10.01	8.795	610	80.43
15.500 - 15.999	421	79,356,642	8.56	9.180	599	81.98
16.000 - 16.499	166	28,674,634	3.09	9.491	599	82.53
16.500 - 16.999	120	20,160,097	2.17	10.031	576	82.67
17.000 - 17.499	60	7,828,594	0.84	10.435	577	83.46
17.500 - 17.999	34	4,747,956	0.51	10.930	578	77.79
18.000 - 18.499	5	416,098	0.04	11.353	567	84.41
18.500 - 18.999	6	378,906	0.04	11.874	557	80.97
19.000 - 19.499	1	88,749	0.01	12.500	519	80.00
19.500 - 19.999	1	77,962	0.01	12.700	523	46.99
Total:	4,210	927,308,637	100.00	8.228	619	79.32
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	416,000	0.04	6.625	603	63.51
5.500 - 5.999	28	8,458,458	0.91	5.970	625	72.40
6.000 - 6.499	60	16,847,920	1.82	6.273	647	76.02
6.500 - 6.999	270	68,869,682	7.43	6.836	641	76.54
7.000 - 7.499	429	110,986,888	11.97	7.276	641	78.29
7.500 - 7.999	900	223,236,997	24.07	7.772	635	78.55
8.000 - 8.499	657	148,775,452	16.04	8.252	623	79.63
8.500 - 8.999	788	160,003,627	17.25	8.743	606	80.79
9.000 - 9.499	490	89,845,619	9.69	9.225	594	81.00
9.500 - 9.999	351	63,748,632	6.87	9.743	575	81.30
10.000 - 10.499	117	19,177,992	2.07	10.218	566	80.70
10.500 - 10.999	75	12,676,025	1.37	10.721	569	82.23
11.000 - 11.499	25	2,185,449	0.24	11.227	564	79.68
11.500 - 11.999	15	1,799,641	0.19	11.703	547	70.95
12.000 - 12.499	2	157,489	0.02	12.282	520	82.16
12.500 - 12.999	2	122,766	0.01	12.791	518	37.70
Total:	4,210	927,308,637	100.00	8.228	619	79.32
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	18	3,422,796	0.37	8.224	605	82.34
1.500	85	13,457,535	1.45	9.049	594	78.36
2.000	1,086	271,035,509	29.23	8.204	604	78.06
2.910	1	49,834	0.01	8.990	523	18.73
3.000	3,019	639,177,365	68.93	8.220	626	79.87
5.000	1	165,599	0.02	9.875	540	85.00
Total:	4,210	927,308,637	100.00	8.228	619	79.32
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	3,526	767,073,052	82.72	8.250	614	79.21
1.500	642	150,354,772	16.21	8.122	641	79.95
2.000	42	9,880,813	1.07	8.134	619	78.46
Total:	4,210	927,308,637	100.00	8.228	619	79.32
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1,117	278,588,372	30.04	8.218	605	78.13
6.000 - 6.499	1,786	353,393,442	38.11	8.291	617	79.17
6.500 - 6.999	20	5,015,139	0.54	8.295	586	78.26
7.000 - 7.499	1,286	290,112,898	31.29	8.160	635	80.69
7.500 - 7.999	1	198,786	0.02	7.500	595	62.50
Total:	4,210	927,308,637	100.00	8.228	619	79.32
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,605	232,796,397	20.76	8.914	618	81.90
6	6	2,413,384	0.22	9.857	570	78.92
12	327	81,033,114	7.23	8.671	628	79.10
13	4	1,542,091	0.14	8.378	607	81.81
24	2,980	573,489,590	51.14	8.285	620	79.94
30	4	554,055	0.05	8.673	643	83.30
36	1,358	228,531,654	20.38	8.078	622	78.22
48	1	108,700	0.01	8.500	618	80.00
60	10	897,237	0.08	8.004	681	76.24
Total:	6,295	1,121,366,222	100.00	8.405	621	79.94

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I POOL*
Number of Mortgage Loans:	4,693	Index Type:
Aggregate Principal Balance:	$766,804,051	6 Month LIBOR:	83.07%
Conforming Principal Balance Loans:	$766,804,051	1 Year Treasury:	0.03%
Average Principal Balance:	$163,393	Fixed Rate:	16.90%
Range:	$9,979 - $648,806	W.A. Initial Periodic Cap:	2.656%
W.A. Coupon:	8.436%	W.A. Subsequent Periodic Cap:	1.087%
Range:	5.850% - 14.000%	W.A. Lifetime Rate Cap:	5.971%
W.A. Gross Margin:	6.301%	Property Type:
Range:	1.250% - 10.310%	Single Family:	74.55%
W.A. Remaining Term:	351 months	PUD:	10.28%
Range:	116 months - 359 months	2-4 Family:	7.89%
W.A. Seasoning:	3 months	Condo:	6.78%
Latest Maturity Date:	May 1, 2036	Townhouse	0.48%
		Modular	0.03%
State Concentration (Top 5):		Occupancy Status:
California:	31.68%	Primary:	93.11%
Florida:	14.83%	Investment:	6.23%
Illinois:	5.46%	Second Home:	0.66%
New York:	3.93%	Documentation Status:
Arizona:	3.72%	Full:	48.41%
W.A. Original Combined LTV:	79.27%	Stated:	48.86%
Range:	10.10% - 100.00%	Limited:	2.53%
First Liens:	95.19%	None:	0.20%
Second Liens:	4.81%	Non-Zero W.A. Prepayment Penalty - Term:	26 months
Non-Balloon Loans:	80.26%	Loans with Prepay Penalties:	77.43%
Non-Zero W.A. FICO Score:	616	Interest Only Loans:	24.29%
		Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP I COLLATERAL

Originator
			% of Aggregate		W.A.	W.A.
Number of Initial		Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Encore Credit Corporation	1,258	248,835,566	32.45	8.204	607	76.51
Aegis Mortgage Corporation	1,101	137,474,365	17.93	8.861	615	80.14
First NLC Financial Services	346	74,910,602	9.77	8.269	645	81.49
Chapel Funding	418	74,854,316	9.76	8.647	619	79.48
Other	1,570	230,729,203	30.09	8.417	617	80.95
Total:	4,693	766,804,051	100.00	8.436	616	79.27

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	721	22,721,009	2.96	11.408	629	96.28
50,000.01 - 100,000.00	845	63,863,002	8.33	9.586	616	82.70
100,000.01 - 150,000.00	848	106,392,129	13.87	8.528	603	77.62
150,000.01 - 200,000.00	743	130,073,640	16.96	8.327	604	77.18
200,000.01 - 250,000.00	539	120,640,527	15.73	8.218	614	78.49
250,000.01 - 300,000.00	413	113,013,770	14.74	8.135	622	78.25
300,000.01 - 350,000.00	291	94,310,929	12.30	8.047	623	79.23
350,000.01 - 400,000.00	216	81,323,902	10.61	8.116	625	79.83
400,000.01 - 450,000.00	49	20,358,410	2.65	7.947	639	79.46
450,000.01 - 500,000.00	18	8,520,779	1.11	8.007	657	80.74
500,000.01 - 550,000.00	6	3,138,723	0.41	8.126	689	80.54
550,000.01 - 600,000.00	2	1,150,423	0.15	8.696	605	79.81
600,000.01 - 650,000.00	2	1,296,809	0.17	8.733	640	72.55
Total:	4,693	766,804,051	100.00	8.436	616	79.27

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	722	22,770,843	2.97	11.402	629	96.11
50,000.01 - 100,000.00	846	64,013,061	8.35	9.587	616	82.73
100,000.01 - 150,000.00	847	106,342,090	13.87	8.526	603	77.59
150,000.01 - 200,000.00	743	130,123,675	16.97	8.327	604	77.21
200,000.01 - 250,000.00	538	120,440,637	15.71	8.216	614	78.49
250,000.01 - 300,000.00	414	113,313,539	14.78	8.129	622	78.27
300,000.01 - 350,000.00	290	94,011,160	12.26	8.054	622	79.22
350,000.01 - 400,000.00	216	81,323,902	10.61	8.116	625	79.83
400,000.01 - 450,000.00	49	20,358,410	2.65	7.947	639	79.46
450,000.01 - 500,000.00	18	8,520,779	1.11	8.007	657	80.74
500,000.01 - 550,000.00	6	3,138,723	0.41	8.126	689	80.54
550,000.01 - 600,000.00	2	1,150,423	0.15	8.696	605	79.81
600,000.01 - 650,000.00	2	1,296,809	0.17	8.733	640	72.55
Total:	4,693	766,804,051	100.00	8.436	616	79.27

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	4	244,389	0.03	8.468	654	62.35
121 - 180	413	19,834,603	2.59	11.172	641	95.14
181 - 240	118	5,101,444	0.67	10.479	634	89.00
241 - 300	1	293,729	0.04	9.999	621	80.00
301 - 360	4,157	741,329,886	96.68	8.348	615	78.79
Total:	4,693	766,804,051	100.00	8.436	616	79.27

DESCRIPTION OF THE GROUP I COLLATERAL

Product Type
Number of		Aggregate	% of Aggregate	W.A.	W.A.	W.A.
Initial Mortgage		Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 10 Year	4	244,389	0.03	8.468	654	62.35
Fixed - 15 Year	33	2,894,228	0.38	8.511	615	71.38
Fixed - 20 Year	118	5,101,444	0.67	10.479	634	89.00
Fixed - 25 Year	1	293,729	0.04	9.999	621	80.00
Fixed - 30 Year	936	92,493,470	12.06	8.838	618	78.21
Fixed - 30 Year IO	28	6,597,714	0.86	7.401	645	72.68
Balloon - 15/30	380	16,940,375	2.21	11.627	646	99.20
Balloon - 30/40	22	5,032,055	0.66	8.137	609	80.39
ARM - 6 Month	9	1,850,578	0.24	7.392	627	83.50
ARM - 1 Year/6 Month	1	84,457	0.01	8.500	573	22.08
ARM - 2 Year/6 Month	1,528	263,704,004	34.39	8.618	597	78.67
ARM - 2 Year/6 Month IO	622	149,294,247	19.47	7.862	651	79.57
ARM - 2 Year/6 Month 30/40 Balloon	503	122,982,219	16.04	8.110	606	78.41
ARM - 2 Year/6 Month 40/10*	44	8,658,100	1.13	8.216	639	80.68
ARM - 3 Year/6 Month	295	52,097,903	6.79	8.602	598	78.30
ARM - 3 Year/6 Month IO	128	29,906,846	3.90	7.814	652	80.68
ARM - 3 Year/6 Month 30/40 Balloon	25	5,835,904	0.76	8.078	608	80.37
ARM - 3 Year/6 Month 40/10*	5	704,291	0.09	8.002	629	81.15
ARM - 5 Year/6 Month	4	580,797	0.08	8.235	591	73.77
ARM - 5 Year/6 Month IO	2	482,664	0.06	7.623	650	76.61
ARM - 5 Year/6 Month 30/40 Balloon	3	601,262	0.08	7.915	720	73.52
ARM - 3 Year/1 Year	2	423,378	0.06	9.357	553	58.46
Total:	4,693	766,804,051	100.00	8.436	616	79.27
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	3,913	580,522,580	75.71	8.627	605	79.20
24	2	515,500	0.07	7.617	604	75.04
60	775	184,998,307	24.13	7.840	651	79.54
84	2	482,664	0.06	7.623	650	76.61
180	1	285,000	0.04	6.625	588	63.47
Total:	4,693	766,804,051	100.00	8.436	616	79.27

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	14	3,602,570	0.47	5.900	658	69.80
6.000 - 6.499	65	15,067,621	1.96	6.290	657	70.31
6.500 - 6.999	256	57,900,710	7.55	6.783	639	73.98
7.000 - 7.499	400	86,265,704	11.25	7.270	638	76.60
7.500 - 7.999	776	162,446,573	21.18	7.755	633	77.47
8.000 - 8.499	584	117,941,243	15.38	8.252	618	79.02
8.500 - 8.999	694	125,204,458	16.33	8.741	603	80.20
9.000 - 9.499	391	67,063,837	8.75	9.234	592	80.78
9.500 - 9.999	404	58,309,728	7.60	9.762	575	80.98
10.000 - 10.499	166	20,675,936	2.70	10.234	577	82.48
10.500 - 10.999	228	18,111,668	2.36	10.743	587	86.22
11.000 - 11.499	142	8,020,156	1.05	11.215	631	92.06
11.500 - 11.999	174	10,127,823	1.32	11.744	617	90.41
12.000 - 12.499	192	9,540,307	1.24	12.328	625	98.07
12.500 - 12.999	159	4,923,084	0.64	12.659	623	98.23
13.000 - 13.499	23	898,867	0.12	13.204	610	99.85
13.500 - 13.999	24	665,174	0.09	13.601	581	99.90
14.000 - 14.499	1	38,593	0.01	14.000	588	100.00
Total:	4,693	766,804,051	100.00	8.436	616	79.27

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	148	20,906,565	2.73	8.132	590	41.09
50.01 - 55.00	80	13,984,379	1.82	8.004	601	52.57
55.01 - 60.00	109	21,550,997	2.81	7.966	587	57.95
60.01 - 65.00	154	29,794,730	3.89	7.919	582	63.62
65.01 - 70.00	225	45,938,356	5.99	8.323	585	68.47
70.01 - 75.00	276	51,825,928	6.76	8.280	586	74.08
75.01 - 80.00	1,709	338,640,486	44.16	8.059	632	79.78
80.01 - 85.00	400	79,315,064	10.34	8.618	599	84.54
85.01 - 90.00	507	98,254,922	12.81	8.748	615	89.72
90.01 - 95.00	168	24,503,966	3.20	9.134	628	94.73
95.01 - 100.00	917	42,088,659	5.49	11.197	644	99.92
Total:	4,693	766,804,051	100.00	8.436	616	79.27

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	250	42,383,092	5.53	9.381	512	70.98
525 - 549	358	62,960,356	8.21	8.932	538	73.74
550 - 574	436	76,890,268	10.03	8.769	562	77.17
575 - 599	738	116,329,793	15.17	8.570	588	79.77
600 - 624	872	128,782,466	16.79	8.320	612	80.21
625 - 649	872	136,250,381	17.77	8.279	637	81.08
650 - 674	551	92,753,609	12.10	8.149	661	81.79
675 - 699	303	53,089,571	6.92	8.077	686	81.15
700 - 724	149	25,759,336	3.36	7.896	709	82.21
725 - 749	84	15,300,112	2.00	7.935	739	80.44
750 - 774	62	13,483,235	1.76	7.836	760	80.35
775 - 799	14	2,179,765	0.28	8.222	785	82.50
800 - 824	4	642,068	0.08	7.384	806	61.94
Total:	4,693	766,804,051	100.00	8.436	616	79.27

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	967	242,953,373	31.68	8.016	624	76.24
Florida	736	113,704,782	14.83	8.538	617	79.62
Illinois	253	41,870,038	5.46	8.673	622	82.73
New York	142	30,123,196	3.93	8.534	631	78.31
Arizona	170	28,548,161	3.72	8.428	611	79.50
Nevada	139	24,794,528	3.23	8.485	627	81.18
Virginia	153	23,412,866	3.05	8.433	611	79.98
Maryland	113	22,365,522	2.92	8.507	594	76.02
New Jersey	101	22,060,072	2.88	8.538	608	77.25
Texas	264	21,222,111	2.77	8.793	620	83.46
Washington	112	20,138,986	2.63	8.273	610	81.78
Michigan	180	18,954,457	2.47	9.024	611	82.73
Colorado	125	15,223,491	1.99	8.532	616	83.47
Missouri	156	14,517,819	1.89	8.732	600	84.06
Massachusetts	66	14,317,733	1.87	8.707	611	78.63
Minnesota	66	10,153,086	1.32	8.856	592	80.47
Ohio	132	10,123,269	1.32	9.087	613	84.94
Oregon	58	10,083,868	1.32	8.494	598	80.45
Connecticut	58	9,297,444	1.21	8.732	596	76.54
Georgia	76	9,030,219	1.18	8.949	617	84.52
Utah	64	7,893,081	1.03	8.777	619	83.34
Pennsylvania	49	5,970,960	0.78	8.992	589	79.60
North Carolina	53	4,328,937	0.56	9.598	602	85.09
Indiana	48	3,950,404	0.52	8.832	600	84.89
Louisiana	43	3,624,755	0.47	8.753	621	84.40
New Hampshire	20	3,184,079	0.42	8.486	599	78.09
Maine	32	3,074,824	0.40	8.627	604	78.35
Tennessee	34	2,664,990	0.35	8.660	598	86.86
Alabama	34	2,627,264	0.34	8.844	631	86.41

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Wisconsin	24	2,450,965	0.32	9.127	589	84.72
Iowa	28	2,448,644	0.32	9.063	601	83.62
Oklahoma	28	2,175,337	0.28	8.667	617	84.26
Idaho	14	2,104,836	0.27	8.614	606	82.15
District of Columbia	11	2,017,521	0.26	8.573	559	68.25
New Mexico	10	1,973,359	0.26	8.737	627	83.68
South Carolina	24	1,950,896	0.25	9.329	591	79.03
Rhode Island	9	1,571,532	0.20	8.817	606	78.71
Kansas	13	1,455,083	0.19	9.270	597	86.40
Nebraska	21	1,446,924	0.19	9.558	617	84.04
Arkansas	11	1,310,669	0.17	9.133	645	84.99
Mississippi	17	1,194,042	0.16	8.301	614	83.26
Kentucky	16	1,140,751	0.15	9.161	596	85.65
West Virginia	7	1,139,276	0.15	8.723	589	80.25
Delaware	5	765,363	0.10	8.587	582	83.90
Wyoming	3	470,309	0.06	8.364	650	84.11
Hawaii	1	399,346	0.05	9.050	541	69.57
Vermont	4	219,513	0.03	9.229	676	69.25
Alaska	1	203,270	0.03	7.750	567	86.81
South Dakota	2	152,098	0.02	8.341	619	84.01
Total:	4,693	766,804,051	100.00	8.436	616	79.27

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	4,382	713,973,877	93.11	8.399	614	79.15
Investment	282	47,789,056	6.23	8.962	641	81.06
Second Home	29	5,041,118	0.66	8.646	654	79.64
Total:	4,693	766,804,051	100.00	8.436	616	79.27

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	2,040	374,628,731	48.86	8.644	633	79.92
Full Documentation	2,512	371,242,358	48.41	8.221	599	78.45
Limited Documentation	132	19,396,420	2.53	8.483	618	82.52
No Documentation	9	1,536,542	0.20	8.965	653	80.99
Total:	4,693	766,804,051	100.00	8.436	616	79.27

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	2,346	446,183,847	58.19	8.329	598	76.41
Purchase	2,076	289,585,570	37.77	8.563	645	83.40
Refinance - Rate Term	271	31,034,634	4.05	8.785	606	81.87
Total:	4,693	766,804,051	100.00	8.436	616	79.27

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	3,617	571,647,424	74.55	8.404	613	79.14
PUD	456	78,824,539	10.28	8.475	610	78.93
2-4 Family	259	60,491,786	7.89	8.530	638	79.64
Condo	329	51,983,324	6.78	8.614	633	80.65
Townhouse	31	3,651,055	0.48	8.413	630	82.29
Modular	1	205,925	0.03	8.799	551	80.00
Total:	4,693	766,804,051	100.00	8.436	616	79.27

DESCRIPTION OF THE GROUP I COLLATERAL

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August-06	4	355,343	0.06	8.145	622	80.00
October-06	5	1,495,235	0.23	7.214	628	84.33
February-07	1	84,457	0.01	8.500	573	22.08
June-07	1	184,450	0.03	8.500	620	85.00
July-07	1	160,853	0.03	8.375	596	87.57
August-07	3	406,871	0.06	7.462	633	89.28
September-07	6	622,607	0.10	7.276	649	81.85
October-07	8	1,085,202	0.17	7.934	610	79.01
November-07	58	9,779,865	1.53	8.059	604	82.99
December-07	174	29,056,359	4.56	7.902	619	81.26
January-08	170	35,724,579	5.61	8.057	620	78.22
February-08	347	71,847,100	11.28	8.461	601	77.54
March-08	1,251	249,116,459	39.10	8.403	607	77.97
April-08	363	83,276,613	13.07	8.156	633	80.60
May-08	315	63,377,613	9.95	8.192	630	80.30
August-08	3	231,422	0.04	8.353	687	83.40
September-08	2	295,656	0.05	8.632	584	88.01
October-08	8	1,547,880	0.24	8.008	612	84.61
November-08	13	1,501,109	0.24	8.100	645	87.06
December-08	26	4,663,618	0.73	8.080	610	81.69
January-09	32	5,612,136	0.88	7.769	611	79.54
February-09	28	6,441,648	1.01	8.153	611	79.61
March-09	188	37,832,897	5.94	8.408	614	78.07
April-09	126	24,794,021	3.89	8.400	621	79.33
May-09	29	6,047,933	0.95	8.162	635	78.61
March-11	4	604,380	0.09	7.936	580	72.68
April-11	1	313,922	0.05	7.890	663	80.00
May-11	4	746,420	0.12	7.968	712	73.67
Total:	3,171	637,206,648	100.00	8.288	615	78.92
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000 - 1.499	1	274,417	0.04	9.990	566	85.00
3.000 - 3.499	5	1,010,406	0.16	8.129	633	82.70
3.500 - 3.999	2	296,344	0.05	9.699	514	77.70
4.000 - 4.499	6	1,184,554	0.19	7.646	632	87.18
4.500 - 4.999	30	6,485,450	1.02	7.299	623	78.16
5.000 - 5.499	617	140,393,841	22.03	8.010	622	79.52
5.500 - 5.999	760	151,802,065	23.82	8.240	600	76.47
6.000 - 6.499	397	81,560,828	12.80	8.067	622	79.36
6.500 - 6.999	406	80,311,134	12.60	8.218	628	78.45
7.000 - 7.499	466	87,504,940	13.73	8.349	619	80.19
7.500 - 7.999	270	51,916,941	8.15	8.832	615	80.33
8.000 - 8.499	154	25,955,095	4.07	9.366	588	80.75
8.500 - 8.999	37	5,987,796	0.94	9.704	586	84.35
9.000 - 9.499	6	996,382	0.16	10.114	587	87.36
9.500 - 9.999	8	885,476	0.14	11.000	633	87.78
10.000 - 10.499	6	640,980	0.10	11.464	600	78.95
Total:	3,171	637,206,648	100.00	8.288	615	78.92
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.500 - 10.999	9	2,417,371	0.38	5.894	633	71.80
11.000 - 11.499	16	4,078,762	0.64	6.319	652	73.90
11.500 - 11.999	67	16,876,723	2.65	6.757	615	73.79
12.000 - 12.499	99	21,724,061	3.41	7.111	628	74.98
12.500 - 12.999	262	58,642,691	9.20	7.485	629	76.27
13.000 - 13.499	276	59,566,204	9.35	7.809	622	78.18
13.500 - 13.999	503	102,555,107	16.09	8.030	619	78.55
14.000 - 14.499	462	96,312,619	15.11	8.178	621	78.99
14.500 - 14.999	568	113,954,822	17.88	8.425	622	79.45
15.000 - 15.499	338	61,824,329	9.70	8.842	606	80.67
15.500 - 15.999	312	56,181,775	8.82	9.260	591	81.20
16.000 - 16.499	118	20,687,596	3.25	9.607	587	82.38
16.500 - 16.999	77	13,291,703	2.09	10.080	564	83.16
17.000 - 17.499	35	5,475,038	0.86	10.473	580	84.21
17.500 - 17.999	22	3,056,382	0.48	10.995	552	75.00
18.000 - 18.499	3	292,788	0.05	11.426	555	84.25
18.500 - 18.999	3	190,716	0.03	11.847	575	88.18
19.500 - 19.999	1	77,962	0.01	12.700	523	46.99
Total:	3,171	637,206,648	100.00	8.288	615	78.92
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	416,000	0.07	6.625	603	63.51
5.500 - 5.999	13	3,361,812	0.53	6.188	630	69.56
6.000 - 6.499	38	8,878,878	1.39	6.282	654	74.84
6.500 - 6.999	195	45,342,767	7.12	6.844	637	75.40
7.000 - 7.499	322	71,449,493	11.21	7.280	639	77.66
7.500 - 7.999	685	147,222,789	23.10	7.769	634	78.07
8.000 - 8.499	526	109,327,558	17.16	8.252	619	79.30
8.500 - 8.999	594	112,459,976	17.65	8.743	604	80.39
9.000 - 9.499	351	62,998,680	9.89	9.234	591	80.86
9.500 - 9.999	272	47,971,944	7.53	9.749	570	80.48
10.000 - 10.499	91	15,660,226	2.46	10.227	566	81.17
10.500 - 10.999	53	8,896,392	1.40	10.719	561	81.38
11.000 - 11.499	17	1,709,373	0.27	11.244	570	79.41
11.500 - 11.999	11	1,364,057	0.21	11.725	551	72.38
12.000 - 12.499	1	68,740	0.01	12.000	522	84.94
12.500 - 12.999	1	77,962	0.01	12.700	523	46.99
Total:	3,171	637,206,648	100.00	8.288	615	78.92
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	16	3,174,273	0.50	8.028	610	83.64
1.500	80	11,904,165	1.87	9.070	590	78.50
2.000	901	195,492,977	30.68	8.272	602	77.24
2.910	1	49,834	0.01	8.990	523	18.73
3.000	2,172	426,419,801	66.92	8.275	622	79.67
5.000	1	165,599	0.03	9.875	540	85.00
Total:	3,171	637,206,648	100.00	8.288	615	78.92
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2,669	533,705,004	83.76	8.307	611	78.72
1.500	464	95,760,969	15.03	8.191	636	80.25
2.000	38	7,740,674	1.21	8.162	606	76.60
Total:	3,171	637,206,648	100.00	8.288	615	78.92
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	926	199,984,362	31.38	8.288	602	77.42
6.000 - 6.499	1,363	253,602,921	39.80	8.370	616	79.13
6.500 - 6.999	18	4,374,401	0.69	8.370	582	78.01
7.000 - 7.499	863	179,046,178	28.10	8.171	628	80.35
7.500 - 7.999	1	198,786	0.03	7.500	595	62.50
Total:	3,171	637,206,648	100.00	8.288	615	78.92
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,281	173,045,967	22.57	8.908	612	81.17
6	3	839,137	0.11	9.804	571	78.96
12	214	46,158,584	6.02	8.656	626	78.45
13	1	302,400	0.04	7.625	632	80.00
24	2,250	393,715,195	51.34	8.329	616	79.33
30	4	554,055	0.07	8.673	643	83.30
36	940	152,188,713	19.85	8.101	618	77.20
Total:	4,693	766,804,051	100.00	8.436	616	79.27

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*
Number of Mortgage Loans:	1,602	Index Type:
Aggregate Principal Balance:	$354,562,171	6 Month LIBOR:	81.82%
Conforming Principal Balance Loans:	$166,290,730	Fixed Rate:	18.18%
Average Principal Balance:	$221,325	W.A. Initial Periodic Cap:	2.730%
Range:	$9,631 - $1,200,000	W.A. Subsequent Periodic Cap:	1.101%
W.A. Coupon:	8.338%	W.A. Lifetime Rate Cap:	6.113%
Range:	5.500% - 13.990%	Property Type:
W.A. Gross Margin:	6.314%	Single Family:	76.05%
Range:	3.070% - 10.002%	PUD:	13.95%
W.A. Remaining Term:	346 months	2-4 Family:	5.25%
Range:	108 months - 359 months	Condo:	4.33%
W.A. Seasoning:	3 months	Townhouse:	0.32%
		Modular	0.10%
Latest Maturity Date:	May 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	94.73%
California:	51.17%	Investment	4.33%
Florida:	9.03%	Second Home	0.95%
Arizona:	4.34%	Documentation Status:
Texas:	4.13%	Full:	45.59%
Virginia:	3.61%	Stated:	51.76%
W.A. Original Combined LTV:	81.37%	Limited:	2.17%
Range:	21.43% - 100.00%	None	0.48%
First Liens:	92.53%	Non-Zero W.A. Prepayment Penalty - Term:	26 months
Second Liens:	7.47%	Loans with Prepay Penalties:	83.15%
Non-Balloon Loans:	77.09%	Interest Only Loans:	34.49%
Non-Zero W.A. FICO Score:	630	Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP II COLLATERAL

Originator
			% of Aggregate		W.A.	W.A.
	Number of Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Encore Credit Corporation	266	93,233,185	26.30	8.035	620	80.88
Aegis Mortgage Corporation	461	76,610,947	21.61	8.487	615	79.56
First NLC Financial Services	175	51,191,955	14.44	8.141	656	80.56
Mortgage Investment Lending Associates	186	29,335,574	8.27	8.521	632	83.18
Other	514	104,190,509	29.39	8.545	636	83.01
Total:	1,602	354,562,171	100.00	8.338	630	81.37

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	152	5,238,478	1.48	11.149	618	90.83
50,000.01 - 100,000.00	401	30,251,734	8.53	9.705	621	84.87
100,000.01 - 150,000.00	279	34,227,869	9.65	9.545	624	85.85
150,000.01 - 200,000.00	155	26,884,196	7.58	8.534	622	79.87
200,000.01 - 250,000.00	106	23,486,217	6.62	8.152	626	80.44
250,000.01 - 300,000.00	59	16,065,549	4.53	8.035	611	79.13
300,000.01 - 350,000.00	45	14,550,430	4.10	8.403	618	83.56
350,000.01 - 400,000.00	22	8,119,053	2.29	7.641	658	80.20
400,000.01 - 450,000.00	116	50,066,513	14.12	7.625	640	80.27
450,000.01 - 500,000.00	111	52,848,721	14.91	7.934	636	80.29
500,000.01 - 550,000.00	67	35,197,451	9.93	8.001	640	82.20
550,000.01 - 600,000.00	42	24,207,203	6.83	7.918	630	80.52
600,000.01 - 650,000.00	26	16,359,457	4.61	7.970	630	78.26
650,000.01 - 700,000.00	5	3,409,378	0.96	8.941	634	80.58
700,000.01 - 750,000.00	5	3,619,005	1.02	7.879	626	76.99
750,000.01 - 800,000.00	3	2,376,049	0.67	7.713	637	83.19
800,000.01 - 850,000.00	2	1,634,718	0.46	8.054	595	71.95
850,000.01 - 900,000.00	2	1,800,000	0.51	7.263	643	82.50
950,000.01 - 1,000,000.00	2	1,998,511	0.56	8.276	600	64.78
1,000,000.01 >=	2	2,221,637	0.63	8.331	619	72.80
Total:	1,602	354,562,171	100.00	8.338	630	81.37

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	153	5,283,962	1.49	11.133	618	90.27
50,000.01 - 100,000.00	400	30,206,251	8.52	9.706	621	84.96
100,000.01 - 150,000.00	280	34,377,794	9.70	9.539	624	85.82
150,000.01 - 200,000.00	154	26,734,270	7.54	8.536	622	79.87
200,000.01 - 250,000.00	106	23,486,217	6.62	8.152	626	80.44
250,000.01 - 300,000.00	59	16,065,549	4.53	8.035	611	79.13
300,000.01 - 350,000.00	45	14,550,430	4.10	8.403	618	83.56
350,000.01 - 400,000.00	22	8,119,053	2.29	7.641	658	80.20
400,000.01 - 450,000.00	116	50,066,513	14.12	7.625	640	80.27
450,000.01 - 500,000.00	111	52,848,721	14.91	7.934	636	80.29
500,000.01 - 550,000.00	68	35,745,838	10.08	7.982	640	82.16
550,000.01 - 600,000.00	41	23,658,816	6.67	7.945	629	80.53
600,000.01 - 650,000.00	26	16,359,457	4.61	7.970	630	78.26
650,000.01 - 700,000.00	5	3,409,378	0.96	8.941	634	80.58
700,000.01 - 750,000.00	5	3,619,005	1.02	7.879	626	76.99
750,000.01 - 800,000.00	3	2,376,049	0.67	7.713	637	83.19
800,000.01 - 850,000.00	2	1,634,718	0.46	8.054	595	71.95
850,000.01 - 900,000.00	2	1,800,000	0.51	7.263	643	82.50
950,000.01 - 1,000,000.00	2	1,998,511	0.56	8.276	600	64.78
1,000,000.01 >=	2	2,221,637	0.63	8.331	619	72.80
Total:	1,602	354,562,171	100.00	8.338	630	81.37

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	2	71,429	0.02	9.514	635	52.09
121 - 180	227	19,222,602	5.42	10.944	652	96.05
181 - 240	31	2,495,677	0.70	11.566	644	98.88
241 - 300	1	88,749	0.03	12.500	519	80.00
301 - 360	1,341	332,683,713	93.83	8.162	628	80.39
Total:	1,602	354,562,171	100.00	8.338	630	81.37

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 10 Year	2	71,429	0.02	9.514	635	52.09
Fixed - 15 Year	20	2,233,946	0.63	8.082	658	78.41
Fixed - 20 Year	31	2,495,677	0.70	11.566	644	98.88
Fixed - 30 Year	283	37,059,617	10.45	8.768	634	82.01
Fixed - 30 Year IO	13	4,012,355	1.13	7.487	649	80.07
Balloon - 15/30	206	16,798,851	4.74	11.340	652	98.40
Balloon - 15/30 IO	1	189,805	0.05	9.650	616	95.00
Balloon - 30/40	7	1,598,501	0.45	7.899	628	77.28
ARM - 1 Year/6 Month	1	148,459	0.04	8.175	593	85.00
ARM - 2 Year/6 Month	456	86,688,625	24.45	8.542	607	80.46
ARM - 2 Year/6 Month IO	259	97,664,152	27.55	7.844	652	79.78
ARM - 2 Year/6 Month 30/40 Balloon	143	59,493,139	16.78	8.034	615	81.96
ARM - 2 Year/6 Month 40/10*	7	2,730,154	0.77	7.871	641	78.79
ARM - 3 Year/6 Month	104	19,431,802	5.48	8.310	597	75.55
ARM - 3 Year/6 Month IO	49	18,892,878	5.33	7.460	656	81.67
ARM - 3 Year/6 Month 30/40 Balloon	12	2,439,644	0.69	8.109	631	81.25
ARM - 3 Year/6 Month 40/10*	1	367,814	0.10	8.450	632	80.00
ARM - 5 Year/6 Month IO	5	1,522,289	0.43	7.253	665	71.72
ARM - 5 Year/6 Month 30/40 Balloon	2	723,031	0.20	7.194	685	70.33
Total:	1,602	354,562,171	100.00	8.338	630	81.37
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,275	232,280,691	65.51	8.638	618	82.08
24	4	1,454,500	0.41	7.232	662	84.79
60	322	120,518,980	33.99	7.772	653	79.95
120	1	308,000	0.09	8.750	658	80.00
Total:	1,602	354,562,171	100.00	8.338	630	81.37

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	21	6,182,462	1.74	5.812	644	73.84
6.000 - 6.499	31	10,422,239	2.94	6.267	646	76.57
6.500 - 6.999	102	32,038,238	9.04	6.794	652	78.52
7.000 - 7.499	126	43,605,781	12.30	7.269	645	79.27
7.500 - 7.999	243	80,791,037	22.79	7.764	639	79.57
8.000 - 8.499	156	44,098,552	12.44	8.248	635	80.13
8.500 - 8.999	223	51,871,142	14.63	8.742	612	81.55
9.000 - 9.499	160	29,063,019	8.20	9.202	604	81.58
9.500 - 9.999	111	18,881,556	5.33	9.736	595	83.98
10.000 - 10.499	70	7,162,791	2.02	10.214	603	85.00
10.500 - 10.999	99	9,842,556	2.78	10.761	617	89.53
11.000 - 11.499	64	4,910,490	1.38	11.195	636	94.86
11.500 - 11.999	71	6,302,400	1.78	11.733	627	93.84
12.000 - 12.499	75	6,937,410	1.96	12.306	643	99.71
12.500 - 12.999	31	1,907,526	0.54	12.607	623	94.99
13.000 - 13.499	5	243,113	0.07	13.123	616	99.99
13.500 - 13.999	14	301,858	0.09	13.657	643	97.40
Total:	1,602	354,562,171	100.00	8.338	630	81.37

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
<= 50.00	30	3,651,455	1.03	8.456	581	39.94
50.01 - 55.00	14	3,170,221	0.89	7.788	575	52.64
55.01 - 60.00	27	5,897,329	1.66	8.327	595	58.65
60.01 - 65.00	45	8,875,046	2.50	7.860	608	63.21
65.01 - 70.00	61	16,961,816	4.78	8.086	598	68.99
70.01 - 75.00	84	24,718,649	6.97	7.830	618	74.04
75.01 - 80.00	642	172,635,093	48.69	7.958	638	79.78
80.01 - 85.00	107	29,924,910	8.44	8.167	622	84.57
85.01 - 90.00	182	45,209,881	12.75	8.414	624	89.68
90.01 - 95.00	84	14,850,989	4.19	9.061	629	94.87
95.01 - 100.00	326	28,666,782	8.09	11.095	652	99.84
Total:	1,602	354,562,171	100.00	8.338	630	81.37

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	70	11,938,102	3.37	9.216	512	72.69
525 - 549	81	15,481,349	4.37	8.988	536	72.59
550 - 574	117	24,106,342	6.80	8.617	564	78.16
575 - 599	218	44,190,918	12.46	8.517	587	81.22
600 - 624	295	68,292,064	19.26	8.257	612	82.92
625 - 649	326	73,375,768	20.69	8.347	637	82.60
650 - 674	217	49,957,873	14.09	8.184	662	82.13
675 - 699	141	33,297,295	9.39	8.137	685	83.17
700 - 724	63	13,315,264	3.76	7.896	710	82.88
725 - 749	37	11,108,472	3.13	7.752	736	81.10
750 - 774	29	7,160,353	2.02	7.868	760	82.47
775 - 799	7	2,138,697	0.60	8.179	784	83.29
800 - 824	1	199,675	0.06	9.075	802	80.00
Total:	1,602	354,562,171	100.00	8.338	630	81.37

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
Number of			% of Aggregate		W.A.	W.A.
Initial Mortgage		Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	496	181,420,322	51.17	8.083	635	80.92
Florida	187	32,017,134	9.03	8.638	627	80.00
Arizona	76	15,377,643	4.34	8.411	617	80.88
Texas	149	14,631,584	4.13	8.726	621	83.31
Virginia	70	12,788,334	3.61	8.272	603	79.17
Illinois	46	11,381,698	3.21	8.674	635	82.47
New York	34	10,066,906	2.84	8.581	661	87.25
Washington	39	8,142,425	2.30	8.725	623	83.97
Maryland	24	6,907,293	1.95	8.137	643	82.86
Nevada	22	5,927,042	1.67	8.372	632	83.30
Michigan	63	5,744,071	1.62	9.238	626	84.48
Ohio	62	5,185,664	1.46	9.198	604	83.24
New Jersey	11	4,457,856	1.26	7.903	617	80.85
New Hampshire	22	3,467,810	0.98	8.219	632	76.63
Rhode Island	14	3,208,805	0.91	7.970	601	71.15
Missouri	43	3,188,639	0.90	9.184	606	84.06
Colorado	18	2,443,107	0.69	8.499	620	84.42
Pennsylvania	19	2,417,694	0.68	9.108	599	75.98
Tennessee	24	2,250,387	0.63	8.770	599	83.20
Minnesota	10	1,931,889	0.54	8.347	656	85.81
Massachusetts	7	1,743,833	0.49	9.048	605	86.82
Oklahoma	12	1,620,635	0.46	8.944	594	84.85
Georgia	13	1,603,933	0.45	8.170	648	88.04
Vermont	12	1,525,415	0.43	8.706	632	75.77
Connecticut	3	1,460,278	0.41	8.032	606	73.60
Oregon	8	1,444,771	0.41	8.260	646	83.23
Indiana	17	1,382,957	0.39	8.802	627	86.57
South Carolina	9	1,283,941	0.36	9.278	640	86.35

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New Mexico	10	1,196,204	0.34	9.431	674	89.02
Wisconsin	8	927,970	0.26	9.620	595	83.50
Delaware	7	875,645	0.25	8.729	567	78.28
Utah	8	855,979	0.24	8.601	647	86.10
District of Columbia	3	809,571	0.23	7.843	591	76.48
North Carolina	9	698,139	0.20	9.090	626	83.46
Mississippi	8	586,792	0.17	8.443	601	81.42
Maine	4	584,711	0.16	8.235	609	61.92
West Virginia	2	464,775	0.13	10.877	590	84.71
Kentucky	7	435,999	0.12	9.532	625	83.13
Louisiana	6	434,091	0.12	8.324	608	86.44
Nebraska	6	395,709	0.11	9.808	593	84.08
Arkansas	3	358,518	0.10	8.993	695	81.72
Idaho	3	338,790	0.10	9.650	624	67.61
Iowa	5	264,819	0.07	9.208	622	84.09
Alabama	2	250,066	0.07	9.253	616	90.60
Kansas	1	62,325	0.02	8.550	618	80.00
Total:	1,602	354,562,171	100.00	8.338	630	81.37

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,492	335,868,560	94.73	8.305	629	81.40
Investment	95	15,335,383	4.33	9.023	654	80.18
Second Home	15	3,358,228	0.95	8.483	646	83.38
Total:	1,602	354,562,171	100.00	8.338	630	81.37

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	766	183,515,346	51.76	8.600	646	81.69
Full Documentation	793	161,642,751	45.59	8.041	612	80.96
Limited Documentation	30	7,705,622	2.17	8.273	619	84.10
No Documentation	13	1,698,451	0.48	8.586	655	72.84
Total:	1,602	354,562,171	100.00	8.338	630	81.37

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	714	187,897,410	52.99	8.128	615	79.14
Purchase	828	154,716,532	43.64	8.589	650	83.99
Refinance - Rate Term	60	11,948,229	3.37	8.380	598	82.37
Total:	1,602	354,562,171	100.00	8.338	630	81.37

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,229	269,661,771	76.05	8.240	629	81.04
PUD	208	49,445,272	13.95	8.529	631	82.01
2-4 Family	80	18,615,466	5.25	8.818	638	82.09
Condo	74	15,356,950	4.33	8.848	630	84.02
Townhouse	9	1,129,281	0.32	8.759	650	84.42
Modular	2	353,431	0.10	7.849	614	79.85
Total:	1,602	354,562,171	100.00	8.338	630	81.37

DESCRIPTION OF THE GROUP II COLLATERAL

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August-06	1	88,749	0.03	12.500	519	80.00
March-07	1	148,459	0.05	8.175	593	85.00
August-07	3	299,624	0.10	7.687	596	82.41
September-07	1	86,851	0.03	10.240	576	80.00
October-07	3	545,970	0.19	7.551	566	81.83
November-07	12	3,204,173	1.10	7.534	598	80.39
December-07	48	9,003,576	3.10	8.039	628	79.38
January-08	33	10,358,542	3.57	8.078	629	81.06
February-08	59	20,819,846	7.18	7.965	613	78.10
March-08	375	109,913,503	37.89	8.208	614	80.61
April-08	279	74,795,009	25.78	8.141	647	81.10
May-08	51	17,460,228	6.02	8.045	649	80.78
September-08	1	59,228	0.02	9.490	672	100.00
November-08	2	490,219	0.17	6.223	602	77.74
December-08	3	1,121,882	0.39	7.237	648	84.76
January-09	7	1,831,220	0.63	7.369	635	84.29
February-09	9	2,026,329	0.70	8.099	684	81.86
March-09	95	22,006,524	7.59	7.891	609	77.16
April-09	46	12,948,842	4.46	8.102	644	79.34
May-09	3	647,896	0.22	7.849	647	83.35
December-10	1	108,700	0.04	8.500	618	80.00
January-11	1	704,000	0.24	7.250	664	80.00
February-11	1	226,467	0.08	6.472	682	60.61
March-11	2	396,601	0.14	7.467	713	67.35
April-11	2	809,552	0.28	7.149	662	67.41
Total:	1,039	290,101,988	100.00	8.096	627	80.21
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	1	647,380	0.22	7.650	655	80.00
4.000 - 4.499	4	925,180	0.32	6.927	620	81.10
4.500 - 4.999	17	4,878,580	1.68	6.759	646	79.72
5.000 - 5.499	175	64,894,981	22.37	7.796	637	81.81
5.500 - 5.999	193	64,756,592	22.32	7.958	612	79.90
6.000 - 6.499	115	30,363,781	10.47	7.965	633	80.00
6.500 - 6.999	153	44,782,061	15.44	7.973	640	77.88
7.000 - 7.499	144	34,214,136	11.79	8.249	629	80.50
7.500 - 7.999	160	31,333,575	10.80	8.816	620	80.08
8.000 - 8.499	50	9,740,235	3.36	9.225	613	82.20
8.500 - 8.999	17	2,668,778	0.92	9.818	596	80.11
9.000 - 9.499	5	518,158	0.18	10.693	593	81.84
9.500 - 9.999	4	329,036	0.11	11.050	564	86.71
10.000 - 10.499	1	49,513	0.02	11.252	523	80.00
Total:	1,039	290,101,988	100.00	8.096	627	80.21
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.500 - 10.999	8	2,997,106	1.03	5.832	609	73.56
11.000 - 11.499	9	3,873,667	1.34	6.220	624	74.81
11.500 - 11.999	24	9,629,848	3.32	6.614	646	80.95
12.000 - 12.499	31	12,233,733	4.22	7.077	624	78.88
12.500 - 12.999	78	29,354,627	10.12	7.417	627	77.61
13.000 - 13.499	63	21,873,449	7.54	7.575	634	81.37
13.500 - 13.999	121	39,962,154	13.78	7.899	632	78.99
14.000 - 14.499	116	37,710,272	13.00	7.976	640	79.64
14.500 - 14.999	209	58,992,107	20.33	8.306	626	81.14
15.000 - 15.499	137	30,999,350	10.69	8.701	618	79.95
15.500 - 15.999	109	23,174,867	7.99	8.988	619	83.87
16.000 - 16.499	48	7,987,038	2.75	9.189	630	82.93
16.500 - 16.999	43	6,868,393	2.37	9.938	598	81.73
17.000 - 17.499	25	2,353,556	0.81	10.347	571	81.73
17.500 - 17.999	12	1,691,574	0.58	10.813	625	82.84
18.000 - 18.499	2	123,310	0.04	11.180	595	84.78
18.500 - 18.999	3	188,190	0.06	11.902	537	73.67
19.000 - 19.499	1	88,749	0.03	12.500	519	80.00
Total:	1,039	290,101,988	100.00	8.096	627	80.21
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	15	5,096,646	1.76	5.827	623	74.27
6.000 - 6.499	22	7,969,042	2.75	6.262	639	77.33
6.500 - 6.999	75	23,526,915	8.11	6.820	650	78.76
7.000 - 7.499	107	39,537,395	13.63	7.267	644	79.44
7.500 - 7.999	215	76,014,207	26.20	7.779	639	79.49
8.000 - 8.499	131	39,447,894	13.60	8.251	636	80.55
8.500 - 8.999	194	47,543,651	16.39	8.743	612	81.72
9.000 - 9.499	139	26,846,939	9.25	9.206	601	81.32
9.500 - 9.999	79	15,776,688	5.44	9.724	592	83.80
10.000 - 10.499	26	3,517,766	1.21	10.177	564	78.61
10.500 - 10.999	22	3,779,632	1.30	10.725	588	84.23
11.000 - 11.499	8	476,076	0.16	11.166	541	80.65
11.500 - 11.999	4	435,584	0.15	11.633	537	66.47
12.000 - 12.499	1	88,749	0.03	12.500	519	80.00
12.500 - 12.999	1	44,805	0.02	12.950	509	21.53
Total:	1,039	290,101,988	100.00	8.096	627	80.21
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2	248,523	0.09	10.732	534	65.70
1.500	5	1,553,370	0.54	8.887	626	77.24
2.000	185	75,542,532	26.04	8.030	611	80.18
3.000	847	212,757,563	73.34	8.111	633	80.26
Total:	1,039	290,101,988	100.00	8.096	627	80.21
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	857	233,368,047	80.44	8.119	622	80.35
1.500	178	54,593,803	18.82	8.001	651	79.43
2.000	4	2,140,139	0.74	8.035	667	85.16
Total:	1,039	290,101,988	100.00	8.096	627	80.21
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	191	78,604,009	27.10	8.039	612	79.94
6.000 - 6.499	423	99,790,521	34.40	8.092	620	79.28
6.500 - 6.999	2	640,738	0.22	7.788	611	80.00
7.000 - 7.499	423	111,066,720	38.29	8.143	645	81.23
Total:	1,039	290,101,988	100.00	8.096	627	80.21
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	324	59,750,430	16.85	8.933	637	84.01
6	3	1,574,248	0.44	9.886	570	78.90
12	113	34,874,530	9.84	8.691	630	79.95
13	3	1,239,691	0.35	8.562	601	82.25
24	730	179,774,395	50.70	8.188	628	81.28
36	418	76,342,941	21.53	8.032	629	80.24
48	1	108,700	0.03	8.500	618	80.00
60	10	897,237	0.25	8.004	681	76.24
Total:	1,602	354,562,171	100.00	8.338	630	81.37

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Doug Nicholson	212-250-0865
Karan Mehta	212-250-0869

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Reta Chandra	212-250-2729